EXHIBIT 10.11



     AGREEMENT made and entered into on December 11, 1996 effective as of the date of the closing of an initial public offering of the Company's securities by and between MARINE MANAGEMENT SYSTEMS, INC. (the "Company"), a Delaware corporation, and _______________ (the "Executive").

                              W I T N E S S E T H:

      WHEREAS, the Company desires to employ the Executive, and the Executive desires to be employed by the Company, upon the terms and subject to the conditions hereinafter set forth.

      NOW, THEREFORE, the parties hereto hereby agree as follows:

      FIRST: A. Upon the terms and subject to the conditions of this Agreement, the Company hereby employs the Executive as the Vice President of the Company, and the Executive hereby accepts such employment.

      B. The Executive shall perform his duties and exercise his authority as Vice President of the Company pursuant to such direction as may from time to time be given by the Company's Board of Directors (the "Board") and he shall, from time to time as and when required, report to the Chairman of the Board of the Company with respect to his activities as Vice President.

      C. If the Company shall so request, the Executive shall become and shall during such portion of the term of this Agreement as the Company shall request, act as a director of the Company and/or as a director and/or officer of any of





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its parents or subsidiaries, or any affiliates thereof, without any compensation in addition to that provided for in Article Third hereof.

      D. The Executive shall devote his full business time and efforts and all reasonable energy and skill to the business of the Company, its subsidiaries and affiliates, and shall use his best efforts to promote the interests thereof. The Executive's services shall be rendered with due regard by the Executive for the prompt, efficient and economical operation of the Company's business to the end of maximizing the Company's profitability.

      E. During the term of this Agreement, the Executive will not, without the prior written consent of the Board, engage in any other business or business activity, except that he may buy, sell and hold securities of, or otherwise invest in, corporations and other business entities for his own account and that of his immediate family, and participate in investment decisions with respect thereto, provided that such investment activities do not interfere with his duties hereunder and provided further, that he does not buy, sell, or hold shares of stock of a company traded on a national securities exchange or in the national over-the-counter market which shall constitute two percent (2%) or more of the outstanding shares of the stock of such company if such company competes with the Company or with any of its subsidiaries and he shall not, in any event,



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thereby become involved in the management or operation of any business.

      SECOND: A. This Agreement shall commence on the date herein and shall terminate on the earliest to occur of:

      (1) the second anniversary of the effective date of this Agreement; provided, however, that this Agreement shall thereafter be automatically renewed from year to year unless either party, commencing ninety days prior to the second anniversary of the effective date of this Agreement, shall have given the other party prior written notice of its intention to terminate this Agreement on a specified date at least ninety days from the date of such notice;

      (2) The death of the Executive; or

      (3) After the Company shall have given at least thirty (30) days' prior written notice to the Executive of its intention to terminate this Agreement on a specified date, which specified date shall be either on or after there shall have elapsed a consecutive period of 120 days or a non-consecutive period of 180 days during any twelve month period during which the Executive has been incapacitated or unable to perform his duties; provided, however, that, if the Company shall terminate this Agreement in accordance with either clause (1) or
(3) above, the Company shall continue to pay to the Executive his annual salary at the rate specified in Article THIRD hereof for six months after the effective date of such termination.

      B. In addition to the events specified in Paragraph A of this Article SECOND, the Company shall at any time, at its option, be entitled to terminate this Agreement:




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      (1) For cause,  which for the  purposes of this  Agreement  shall mean the continuing inattention to, refusal to perform or neglect of the Executive's obligations hereunder, which inattention, refusal or neglect is not the result of the Executive's illness; or

      (2) If the Executive has been indicted on charges of committing a crime other than minor misdemeanors or traffic violations.

      C. Termination in accordance with any of the foregoing provisions of Paragraph A or B above shall be effective on the date applicable to the particular termination section referred to above, and from and after such date, this Agreement shall be of no further force and effect, except that (i) the Company's rights under Articles FOURTH and FIFTH hereof shall survive the termination of this Agreement and (ii) the Company's obligations to make any payments under paragraph 3 of part A of this Article SECOND shall survive the termination of this Agreement.

      THIRD: A. The Executive shall receive, during his employment hereunder, an annual salary commencing on the date hereof, payable in such installments as shall accord with normal pay practices of the Company but not less often than monthly, at the following rates:

      (i) from the date hereof to the first anniversary of the date hereof, at the rate of $105,000 per annum, and

      (ii) during each  subsequent  yearly period (an "Employment  Year"),  at a



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rate per annum  equal to the  immediately  prior  Employment  Year's rate plus a percentage of such prior Employment Year's amount equal to the percentage increase, if any, in the U.S Bureau of Labor Statistics Consumer Price Index for the Metropolitan New York Area ("CPI") as at the beginning of such subsequent Employment Year. To illustrate the foregoing, assume that the CPI at the beginning of the first Employment Year is 200 and at the beginning of the Second Employment Year is 210 (or an increase of 10 points or 5%). In such case, the rate of compensation for the second Employment Year will be increased by $5,200 (5% of $105,000) to $110,250.

      B. Nothing contained in this Agreement shall be construed to prevent the Board upon the recommendation of the compensation committee consisting solely of outside directors from at any time increasing prospectively the salary to be paid to the Executive or paying a bonus to the Executive, not to exceed 50% of the base annual salary of the Executive, in the event the Board, in its sole discretion, evidenced by a resolution adopted by the Board, shall deem it advisable to do so in order to compensate the Executive fairly for the services rendered or to be rendered to the Company, but nothing herein contained will obligate the Board, or any member thereof, to adopt such increase.

      C. The Executive shall be entitled to participate, on the same basis, subject to the same qualifications, as all other regular full time employees of the Company in any fringe benefit plans of the Company maintained from time to


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time for all its employees,  as well as all fringe benefit plans maintained from time to time for its key executives (herein collectively called the "Benefit Plans"), including any pension, medical benefits and life insurance plans; provided, that, the Company shall, at its sole expense, maintain in the name and for the benefit of the Executive and his designated beneficiaries, group insurance on the life of the Executive in an amount not less than twice the Executive annual salary, as the same may be adjusted from time to time hereunder, whether or not the Company generally provides such benefit to its regular full time employees or its other key executives and, provided further, that the Company shall not be required to expend or accrue, in any calendar year, for benefits in addition to the benefits normally provided any employee, an amount which, without giving effect to the resulting federal, state and local tax benefits resulting therefrom, will exceed 25% of the Executive's salary. If and to the extent that the costs of and accruals for the benefits provided for under the Benefit Plans shall exceed said 25% limitation in any calendar year,
(i) the Executive and the Company shall consult and determine which specific benefits under the Benefit Plans will be reduced and the extent thereof in order to bring the total costs and accruals within the aforesaid 25% limitation, but in the event of the failure of the Executive and the Company to agree upon the nature and extent of such reduction, then, the determination of the Company as to which benefit or benefits shall be reduced, and the extent of such reduction,



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shall be binding and conclusive between the parties hereto and (ii) if permitted by law and the terms of the particular Benefit Plans, the benefits of which have been reduced, the Executive will be given the opportunity to contribute his own funds to such Benefit Plan to restore such benefits. For the purposes of this Paragraph C, all amounts required to be expended or accrued by the Company shall be determined by the independent certified public accountants regularly retained to audit the books and records of the Company, in accordance with generally accepted accounting principles, consistent with the accounting principles actually and consistently applied by the Company in preparation of its financial statements, and the determination of such accountants shall be final and binding on the parties hereto.

      D. The Company shall pay or reimburse the Executive for all reasonable expenses incurred or paid by him in connection with the performance of his services under this Agreement upon presentation of expense statements or vouchers or such other supporting information as it may reasonably require.

      E. The Executive shall be entitled to reasonable paid vacations during each Employment Year at mutually convenient time or times in addition to usual holidays.

      FOURTH: During the term of this Agreement, the Executive shall bring any and all business developments and potentially profitable situations related to the Company's business to the Company for exploitation by the Company. In


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addition,  the  Executive  shall  promptly and fully  disclose and assign to the
Company  any  and  all  inventions,  discoveries,  improvements,   developments,
concepts and ideas which are related to the Company's business, whether or not patentable and whether or not conceived, developed or reduced to practice by the Executive or by others, or both.

      FIFTH: A. The Executive acknowledges that he has been informed that it is the policy of the Company to maintain as secret and confidential all valuable information, not generally known by others, which gives the Company a competitive advantage in its business, as such may relate to the business and operations heretofore or hereafter acquired, developed and/or used by the Company and relating to the customers and employees of the Company (all such information hereinafter referred to as "Confidential Information"). The parties recognize that the services to be performed by the Executive are special and unique, and that by reason of his employment hereunder, he has acquired and will acquire Confidential Information. In consideration of the Executive's employment with the Company pursuant to this Agreement, the Executive agrees that:

      (1) except as required by the duties of his employment with the Company, the Executive shall not, directly or indirectly, use, publish,disseminate or otherwise disclose any Confidential Information obtained during his employment



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with the Company without the prior written consent of the Company's Board; and

      (ii) during his employment with the Company, the Executive shall exercise all due and diligent precautions to protect the integrity of the Company's customer and prospective customer lists, mailing lists and sources thereof, statistical data, compilations, agreements, contracts, manuals or any other documents embodying any Confidential Information and, upon termination of employment he shall return all such documents (and copies thereof) in his possession or control.

      B. During his employment with the Company, and (subject to Paragraph D of this Article FIFTH) for a period of one year after the termination (for any reason whatsoever) of his employment with the Company, the Executive shall not, directly or indirectly, own, manage, operate, control, form or participate in the ownership, management, operation or control of any business, firm or corporation which engages in the business of developing or marketing information processing systems directed to the maritime industry or otherwise competes with the business of the Company or of any of its subsidiaries as conducted on such date or as it had been conducted during the eighteen months prior to such date; provided, however, that the provisions of this Paragraph B of this Article FIFTH shall not apply (i) to investment in shares of stock traded on a national securities exchange or on the national over-the-counter market which shall




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constitute  less than two (2%) percent of the  outstanding  shares of such stock
(ii) if, at the time of such termination, the Executive shall be a shareholder of the Company unless such termination has occurred pursuant to part B of Article SECOND hereof or (iii) if this Agreement has been terminated by the Company in violation of the terms hereof.

      C. During his employment with the Company, and (subject to Paragraph D of this Article FIFTH) for a period of two years after the termination (for any reason whatsoever) of his employment with the Company, the Executive shall not seek to persuade any person who is an employee of the Company or of any of its subsidiaries on such date or during the eighteen months prior to such date to discontinue that individual's status or employment with the Company or any of its subsidiaries, nor to become employed in any activity similar to or competitive with the activities described in Paragraph B above, nor will he hire or retain any such person (except, following the termination of the Executive's employment hereunder, with the express prior written consent of the Company), nor will he solicit or cause or authorize, directly or indirectly, to be solicited, for or on behalf of himself or any third party, any business similar to or competitive with the activities described in Paragraph B above from others who are, or were at any time during his employment hereunder, customers of the Company or of any of its subsidiaries, or if the Executive is no longer employed



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by the Company,  from others who were, at any time within  eighteen months prior to the cessation of his employment hereunder, customers of the Company or of any of its subsidiaries.

     D. If any of the restrictions on post-employment competitive activities contained in this Article FIFTH shall for any reason be held by a court of competent jurisdiction to be excessively broad as to duration, geographical scope, activity or subject, such restrictions shall be construed so as to thereafter be limited or reduced to be enforceable to the extent compatible with the applicable law as it shall then appear; it being understood that by the execution of this Agreement the parties hereto regard such restrictions as reasonable and compatible with their respective rights.

     E. The Executive acknowledges that were he to breach the provisions of this Article FIFTH, the damages to the Company would be irreparable and he therefore agrees that, in addition to damages and reasonable attorneys' fees, the Company shall be entitled to enjoin any such breach in any competent court.

     SIXTH: In consideration for the Executive observing the conditions set forth in Article FIFTH, the company hereby agrees to pay the Executive sixty percent (60%) of his annual salary in effect on the date of his termination of employment for any reason other than for cause for a period of two (2) years following termination of employment. Said payments shall continue to the





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Executive  or his estate  despite  death or  disability  during the two (2) year period.

     SEVENTH: In any case where it will be necessary for the Executive to take a medical examination, whether for insurance purposes, to verify physical condition or otherwise, the Executive agrees to submit to such medical examination and in general to cooperate with the Company in connection therewith, including, without limitation, the completion of any documentation therefor.

     EIGHTH: This Agreement constitutes the entire agreement as to employment between the parties and there are no terms other than those contained herein, except as set forth in the Benefit Plans. No variation hereof shall be deemed valid unless in writing and signed by the parties hereto and no discharge of the terms hereof shall be deemed void unless in writing signed by the parties hereto. No waiver by either party of any provision or condition of this Agreement by him or it to be performed shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or any prior or subsequent time.

     NINTH: This Agreement shall inure to the benefit of and be binding upon the Company, its successors and assigns, and the Executive, his heirs, executors, administrators and legal representatives.

     TENTH: This Agreement shall be governed by and construed in accordance with



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the laws of the State of  Connecticut  applicable to agreements  made and wholly performed within such state.

     TENTH: Any notices or other communications required or permitted hereunder shall be sufficiently given if sent by registered mail or certified mail, postage prepaid, addressed, if to the Executive, at 470 West Avenue, Stamford, CT 06902, and if to the Company, at 470 West Avenue, Stamford, CT 06902 with a copy to Brian O'Connor, Esq., Diserio Martin O'Connor & Castiglioni at 1 Atlantic Street, Stamford, CT 06901 or such other address as shall have been specified in writing by either party to the other. Such notice or communication shall be deemed to have been given as of the date so mailed, except notice of change of address which shall be deemed given as of the date received.

     IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the day and year first above written.


                                    MARINE MANAGEMENT SYSTEMS, INC.



                              By:   _____________________________



                                    ----------------------------
                                   [Employee]